As filed with the Securities and Exchange Commission on June 3, 1997
                          Registration No. 333-_______


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           TRIMBLE NAVIGATION LIMITED
             (Exact name of registrant as specified in its charter)


              California                            94-2802192
 (State or other jurisdiction of        (I.R.S. Employer Identification No.)
  incorporation or organization)



                              645 North Mary Avenue
                           Sunnyvale, California 94088
                    (Address of Principal Executive Offices)


                             1993 Stock Option Plan
                            (Full title of the plan)


                               Charles R. Trimble
                                    President
                           Trimble Navigation Limited
                              645 North Mary Avenue
                           Sunnyvale, California 94088
                     (Name and address of agent for service)
                                 (408) 481-8000
           Telephone number, including area code, of agent for service



                                    Copy to:

                             John B. Goodrich, Esq.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                         CALCULATION OF REGISTRATION FEE
     ------------------------ ----------------- ------------------ --------------- ------------------
            Title of               Amount           Proposed          Proposed         Amount of
          Securities to            to be        Maximum Offering      Maximum        Registration
          be Registered          Registered      Price Per Share     Aggregate            Fee
                                                                   Offering Price
     ------------------------ ----------------- ------------------ --------------- ------------------
     ------------------------ ----------------- ------------------ --------------- ------------------
     Common Stock
     - 1993 Stock Option           600,000         $13.563(1)      $9,337,800(1)     $2,830
     Plan
     TOTALS                        600,000                         $9,337,800        $2,830
                                   =======
     ------------------------ ----------------- ------------------ --------------- ------------------

     (1) Estimated solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low price reported by the Nasdaq National Market System on May 27, 1997.

                                       II1

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     The registrant hereby incorporates by reference the contents of the following Registration Statements on Form S-8: Registration No. 33-39647 dated April 2, 1991, Registration No. 34-57522 dated January 28, 1993, Registration No. 33-78502 dated May 3, 1994, Registration No. 33-91858 dated May 3, 1995, and Registration No. 333-04670 dated May 3, 1996.


 Item 8.  Exhibits.

          Exhibit
           Number

            5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation

            10.1  1993 Stock Option Plan

            23.1  Consent of Ernst & Young LLP, Independent Auditors

            23.2 Consent of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation (Contained in Exhibit 5.1)

            24.1  Power of Attorney (See Page II-3)




                                      II2

                                   SIGNATURES

     The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 29, 1997.


                                    TRIMBLE NAVIGATION LIMITED


                                     By:  /s/Charles R. Trimble
                                          Charles R. Trimble,
                                          President



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles R. Trimble and Dennis R. Ing, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.



                                      II3

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                     Title                            Date

 /s/Charles R. Trimble   President, Chief Executive Officer     May 29, 1997
(Charles R. Trimble)    (Principal Executive Officer) and
                         Director

-------------------------------------- ----------------------------------------
-------------------------------------- ----------------------------------------

/s/Dennis R. Ing        Vice President - Finance and Chief      May 29, 1997
(Dennis R. Ing)         Financial Officer (Principal
                        Financial Officer and Principal
                        Accounting Officer)
-------------------------------------- -----------------------------------------
-------------------------------------- -----------------------------------------

/s/Robert S. Cooper     Director                                May 28, 1997
(Robert S. Cooper)


-------------------------------------- -----------------------------------------
-------------------------------------- -----------------------------------------

/s/William Hart           Director                               May 29, 1997
(William Hart)


-------------------------------------- -----------------------------------------
-------------------------------------- -----------------------------------------

/s/Bradford W. Parkinson  Director                               May 28, 1997
(Bradford W. Parkinson)



-------------------------------------- -----------------------------------------


                                       II4

                                INDEX TO EXHIBITS

          Exhibit             Description
          Number

          5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation

          10.2      1993 Stock Option Plan


          23.1      Consent of Ernst & Young LLP, Independent Auditors

          23.2 Consent of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation (Contained in Exhibit 5.1)

          24.1      Power of Attorney (see Page II-3)